UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2017

Thermo Fisher Scientific Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8002	04-2209186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

168 Third Avenue Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 11, 2017, Thermo Fisher Scientific Inc. (the “Company”) entered into a 364-day unsecured term loan facility (the “Facility”) in the principal amount of $1.5 billion. The Facility was established pursuant to a Term Loan Agreement (the “Loan Agreement”) among the Company, as borrower, Bank of America, N.A., as administrative agent, the lenders party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole bookrunner. Capitalized terms used in this Item 1.01 and not defined herein shall have the meanings ascribed to them in the Loan Agreement, which is attached to this Form 8-K as Exhibit 10.1.

Loans under the Facility are available from the Effective Date until the date that is seven calendar days thereafter. The proceeds of the Loans may be used to fund, in whole or in part, the acquisition of Patheon N.V. (the “Patheon Acquisition”), which is estimated to be approximately $7.2 billion in the aggregate, including repayment of indebtedness of Patheon N.V. (“Patheon”), and all or a portion of the transaction costs incurred by the Company and its subsidiaries in connection therewith. The Patheon Acquisition is expected to close around the end of the third quarter of 2017, subject to the satisfaction of customary closing conditions, including the receipt of applicable regulatory approvals and completion of the Company’s tender offer to acquire all of the issued and outstanding shares of Patheon N.V.

Loans under the Facility can be Eurocurrency Rate Loans or Base Rate Loans at the Company’s option. Each Eurocurrency Rate Loan shall bear interest at a rate per annum equal to the Eurocurrency Rate plus a margin based on the Company’s Debt Ratings from time to time of 0.875% to 1.625%. Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus a margin based on the Company’s Debt Ratings from time to time of 0.000% to 0.625%. The Loans will be repayable in full at maturity.

The Loan Agreement contains customary representations and warranties, as well as affirmative and negative covenants. The negative covenants include restrictions on liens, indebtedness of subsidiaries of the Company, fundamental changes, dispositions of property and transactions with affiliates. The Loan Agreement also requires that the Company maintain a consolidated indebtedness to consolidated EBITDA ratio of no greater than 5.0 to 1.0, with a step down to 4.5 to 1.0 for any fiscal quarter ended at least six (6) months after the Acquisition Closing Date. The Loan Agreement also requires a minimum interest coverage ratio of 3.0 to 1.0 as at the last day of any fiscal quarter.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

Stock Offering

On August 8, 2017, the Company entered into an underwriting agreement (the “Equity Underwriting Agreement”) with Goldman Sachs & Co. LLC as representative of the several other underwriters named in Schedule A to the Equity Underwriting Agreement (collectively, the “Equity Underwriters”) to issue and sell to the Equity Underwriters 8,771,930 shares (the “Firm Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), in an underwritten public offering pursuant to a registration statement on Form S-3, as amended by Post-Effective Amendment No. 1 thereto (File No. 333-209867) (the “Amended Registration Statement”), a related preliminary prospectus supplement filed with the Securities and Exchange Commission on August 7, 2017, and a related final prospectus supplement filed with the Securities and Exchange Commission on August 9, 2017. The Company also granted the Equity Underwriters an option to purchase an additional 1,315,789 shares of Common Stock (the “Option Shares” and together with the Firm Shares, the “Shares”), which the Equity Underwriters have exercised.

The offering price of the Shares is $171.00 per share and the Equity Underwriters agreed to purchase the Shares from the Company at a price of $167.58 per share. The Company estimates that the net proceeds from the offering, after deducting the underwriting discount and estimated offering expenses, will be approximately $1.7 billion. The closing of the offering took place on August 11, 2017.

The Company intends to use all of the net proceeds of the offering to fund a portion of the consideration payable for the Patheon Acquisition, including the repayment of indebtedness of Patheon to be assumed by the Company. If the Patheon Acquisition is not completed, the Company intends to use the net proceeds for general corporate purposes, which may include, without limitation, the repayment, redemption or refinancing of indebtedness, capital expenditures, the funding of possible acquisitions, working capital, the satisfaction of other obligations or the repurchase of its outstanding equity securities.

The above description of the Equity Underwriting Agreement is qualified in its entirety by reference to the Equity Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Common Stock issued and sold in the offering is attached as Exhibit 5.1 hereto.

Notes Offering

On August 10, 2017, the Company entered into an underwriting agreement (the “Debt Underwriting Agreement”) with Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule A to the Debt Underwriting Agreement, for the issuance and sale by the Company of $750 million aggregate principal amount of its 3.200% Senior Notes due 2027 (the “2027 Notes”) and $750 million aggregate principal amount of its 4.100% Senior Notes due 2047 (the “2047 Notes” and, together with the 2027 Notes, the “Notes”) in a public offering pursuant to the Amended Registration Statement, and a related preliminary prospectus supplement filed with the Securities and Exchange Commission on August 10, 2017.

The Company expects that the net proceeds from the sale of the Notes will be approximately $1.5 billion after deducting the underwriting discounts and estimated offering expenses. The Company intends to use all of the net proceeds of the offering to fund a portion of the consideration payable for the Patheon Acquisition, including the repayment of indebtedness of Patheon to be assumed by the Company. However, in the event that the Company does not consummate the Patheon Acquisition on or prior to February 15, 2018 or the purchase agreement related to the Patheon Acquisition is terminated at any time prior to such date, the Company will be required to redeem all of the Notes on a special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date.

The Notes will be issued pursuant to an indenture, dated as of November 20, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Seventeenth Supplemental Indenture, to be dated as of August 14, 2017, between the Company and the Trustee.

The above description of the Debt Underwriting Agreement is qualified in its entirety by reference to the Debt Underwriting Agreement, which is filed as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: August 11, 2017	By:	/s/ Seth H. Hoogasian
Name: Seth H. Hoogasian
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 8, 2017, by and between the Company and Goldman Sachs & Co. LLC as representative of the several underwriters named in Schedule A to such agreement.

1.2	Underwriting Agreement, dated August 10, 2017, among the Company and Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule A to such agreement.

5.1	Opinion of Wilmer Cutler Pickering Hale & Dorr LLP.

10.1	Term Loan Agreement, dated August 11, 2017, among the Company, the lenders party thereto, Bank of America, N.A., as administrative agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole bookrunner.

23.1	Consent of Wilmer Cutler Pickering Hale & Dorr LLP (included in Exhibit 5.1).